AUTHORIZATION LETTER

April 20, 2021

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549
Attn:  Filing Desk

To Whom It May Concern:

By means of this letter I authorize Brad Brubaker, Eileen McCarthy, and Eric Topel, and Nicole Brookshire, Matthew Dubofsky and Owen Williams from Cooley LLP, or any of them individually, to sign on my behalf all forms required under
Section 16(a) of the Securities Exchange Act of 1934, as amended, relating to transactions involving the stock or derivative securities of UiPath, Inc. Any of these individuals is accordingly authorized to sign any Form ID, Form 3, Form 4, Form 5 or amendment to those forms that I am required to file with the same effect as if I had signed them myself.

This authorization will remain in effect until revoked in writing by me.

Yours truly,
/s/ Ted Kummert

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Brad Brubaker, Eileen McCarthy, and Eric Topel, and Nicole Brookshire, Matthew Dubofsky and Owen Williams, signing individually, the undersigneds true and lawful attorneys-in fact and agents to:

(1) execute for and on behalf of the undersigned, in the undersigneds capacity as an executive officer, member of the Board of Directors and/or greater than 10% stockholder of UiPath, Inc. (the Company), Forms 3, 4 and 5 (including any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 (including any amendments thereto) and timely file such forms with the Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any nature whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company or employed by or a partner at Cooley LLP, as applicable.

The undersigned has caused this Power of Attorney to be executed as of April 20, 2021.

/s/ Ted Kummert